December 20, 1996





Board of Directors
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, DC  20006


Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $24,318,470 in aggregate amount of its shares of common stock, $.01 par value (the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Articles of Amendment and Restatement of Articles of Incorporation, as amended (the "Articles"), and applicable Maryland law.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.


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Board of Directors
CarrAmerica Realty Corporation
December 20, 1996
Page 2


                  2. The Articles as certified by the State Department of Assessment and Taxation of the State of Maryland on November 19, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Second Amendment and Restatement of Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland and Maryland contract law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Securities, and upon issuance and delivery of such Securities against payment therefor in accordance with the terms of such Board Action, and as contemplated by the Registration Statement, such Securities will be validly issued, fully paid and non-assessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

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Board of Directors
CarrAmerica Realty Corporation
December 20, 1996
Page 3


                                                         Very truly yours,



                                                         HOGAN & HARTSON L.L.P.